Exhibit 16.1

October 9, 2024

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the disclosures in Item 4.01 of Form 8-K dated October 3, 2024, of ADMA Biologics, Inc. and Subsidiaries and are in agreement with the statements therein.

/s/ CohnReznick LLP